UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – May 12, 2014 (May 8, 2014)

______________________________

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900
Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cooper-Standard Holdings Inc. (the "Company") was held on May 8, 2014.  A total of 16,949,745 shares of common and preferred stock (voting with the common stock, as a single class, on an as converted basis) were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Election of Directors:

The following individuals were elected to the Board of Directors for a term of one year expiring at the 2015 Annual Meeting of stockholders.

Name	Votes For	Withheld	Broker Non-Votes

Jeffrey S. Edwards	15,082,321	20,167	346,277
Larry J. Jutte	15,098,328	4,160	346,277
Jeffrey Kirt	15,082,533	19,955	346,277
David J. Mastrocola	13,359,486	1,743,002	346,277
Stephen A. Van Oss	15,098,328	4,160	346,277
Kenneth L. Way	15,098,328	4,160	346,277
Thomas W. Sidlik	15,098,328	4,160	346,277

The nominations were made by the Board of Directors and no other nominations were made by any stockholder.

2.   Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The stockholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,074,920	26,470	1,098	346,277

3. Selection of Auditors:

The stockholders voted to ratify the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions
15,440,520	8,245	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

\s\ Aleksandra A. Miziolek
Name: Aleksandra A. Miziolek
Title: Senior Vice President, General Counsel and Secretary

Dated: May 12, 2014